As filed with the Securities and Exchange Commission on August 15 , 2003

Registration No. 333-57074

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State of Incorporation)	(I.R.S. Employer Identification No.)

345 Park Avenue

San Jose, California  95110

(408) 536-6000

(Address of principal executive offices)

1999 Equity Incentive Plan

(formerly the 1999 Nonstatutory Stock Option Plan)

(Full title of the plan)

Murray J. Demo

Senior Vice President and Chief Financial Officer

Adobe Systems Incorporated

345 Park Avenue

San Jose, California  95110

(408) 536-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Fagin, Esq.

Adobe Systems Incorporated

345 Park Avenue

San Jose, California  95110

(408) 536-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Stock Options and Common Stock (par value $.0001)	8,697,229 shares	N/A	N/A	N/A

(1)          Shares being deregistered.

DEREGISTRATION OF SHARES

                Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-57074), the Registrant hereby deregisters 8,697,229 shares previously registered for sale under the Adobe Systems Incorporated 1999 Equity Incentive Plan, formerly the 1999 Nonstatutory Stock Option Plan (the “Plan”). The deregistered shares represent shares remaining available for grant upon the termination of the Plan and shares subject to options granted under the Plan that expired, were canceled or terminated without having been exercised. The registrant adopted, effective April 9, 2003, the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”), which replaces the Plan. Under the terms of the 2003 Plan, the shares deregistered hereby are available for grant under the 2003 Plan. The Registrant has registered an equal number of shares under a registration statement on Form S-8 for the 2003 Plan. Pursuant to Rule 457(p) under the Securities Exchange Act of 1933, the registrant has offset the registration fee payable with respect its registration of such shares by the amount the registration fee of $32,394 originally paid with respect to 4,936,229 of the shares deregistered hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 15, 2003.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Murray J. Demo
Murray J. Demo
Senior Vice President and Chief Financial
Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray J. Demo and Karen O. Cottle, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 15, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ John E. Warnock	Chairman of the Board
(John E. Warnock)

/s/ Charles M. Geschke	Chairman of the Board
(Charles M. Geschke)

/s/ Bruce R. Chizen	President, Chief Executive Officer and Director
(Bruce R. Chizen)	(Principal Executive Officer)

/s/ Murray J. Demo	Senior Vice President and Chief Financial Officer
(Murray J. Demo)	(Principal Financial and Accounting Officer)

/s/ Carol Mills Baldwin	Director
(Carol Mills Baldwin)

/s/ James E. Daley	Director
(James E. Daley)

Director
(Colleen M. Pouliot)

Director
(Robert Sedgewick)

/s/ Delbert W. Yocam	Director
(Delbert W. Yocam)